UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2014

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”) held on Thursday, May 1, 2014, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring in 2015:

Nominee	For	Against	Abstentions	Broker Non- Votes
Dan O. Dinges	332,453,474	8,432,711	2,427,511	19,676,203
James R. Gibbs	336,623,730	4,952,239	1,737,727	19,676,203
Robert L. Keiser	339,336,194	2,238,512	1,738,990	19,676,203
W. Matt Ralls	336,103,238	5,472,559	1,737,899	19,676,203

The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2014 was ratified:

For	Against	Abstentions	Broker Non- Votes
353,133,149	7,977,363	1,879,387	—

The non-binding advisory vote on the compensation of the Company’s named executive officers was approved:

For	Against	Abstentions	Broker Non- Votes
337,109,487	2,709,556	3,494,653	19,676,203

The amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock of the company was approved:

For	Against	Abstentions	Broker Non- Votes
350,227,143	10,943,568	1,819,188	—

The Cabot Oil & Gas Corporation 2014 Incentive Plan was approved:

For	Against	Abstentions	Broker Non- Votes
312,096,049	29,452,950	1,764,697	19,676,203

A stockholder proposal to provide a report on the Company’s political contributions was not approved:

For	Against	Abstentions	Broker Non- Votes
113,241,719	140,196,492	89,875,485	19,676,203

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

By:	/s/ Deidre L. Shearer
Deidre L. Shearer
Corporate Secretary and Managing Counsel

Date: May 5, 2014

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